SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2009

PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 19, 2009, the U.S District Court for the Southern District of New York dismissed the lawsuit brought against us on behalf of the noteholders of our 2.875% Senior Subordinated Convertible Notes due 2010 by American Stock Transfer & Trust, Company, the Trustee for the Notes.  The lawsuit had alleged that we breached the Indenture governing the Notes and breached the implied covenant of good faith and fair dealing.  On June 22, 2009, the Court issued its opinion and order denying the Trustee’s motion for summary judgment and granting Par’s cross-motion for summary judgment.  The Court ruled that our actions did not breach the Indenture and dismissed all of the Trustees’ claims.

On September 1, 2006, we had received a notice of default from the Trustee for the Notes, claiming, in essence, that our failure to include financial statements in our Quarterly Report on Form 10-Q for the second quarter of 2006 constituted a default under Section 6.2 of the Indenture.  The notice of default asserted that if the purported default continued unremedied for 30 days after the receipt of the notice, an “event of default” would occur under the Indenture, and under the Indenture, the occurrence of an event of default would give the Trustee or certain holders of the Notes the right to declare all unpaid principal and accrued interest on the Notes immediately due and payable. On October 2, 2006, we received a notice of acceleration from the Trustee purporting to accelerate payment of the Notes.

It was our position that we had complied with our obligations under the Indenture relating to the Notes and that the above-mentioned notice of default and notice of acceleration were invalid and without merit. Under the Indenture, we are required only to provide the Trustee with copies of our annual and other reports (or copies of such portions of such reports as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 calendar days after we file such annual and other reports with the SEC. Moreover, the Indenture specifically contemplates providing the Trustee with portions of reports.  On August 24, 2006 (within 15 days of filing our second quarter 2006 10-Q with the SEC), we provided to the Trustee a copy of the Quarterly Report.  Our Form 10-Q did not include our financial statements for the second quarter of 2006 and related Management’s Discussion and Analysis due to our work to restate certain of Par’s past financial statements, and, therefore, in accordance with SEC rules, we filed a Form 12b-25 Notification of Late Filing disclosing the omissions. Our Form 12b-25 also was provided to the Trustee on August 24, 2006.

After we communicated our position that we complied with the Indenture to the Trustee, the Trustee filed a lawsuit on October 19, 2006 in New York State Supreme Court. The lawsuit demanded, among other things, that we pay the holders of the Notes either the principal, any accrued and unpaid interest and additional interest, if any, or the difference between the fair market value of the Notes on October 2, 2006 and par, whichever the Trustee elects, or in the alternative, damages to be determined at trial, alleged by the Trustee to exceed $30 million. We filed a Notice of Removal to remove the lawsuit to the U.S. District Court for the Southern District of New York and filed our answer to the complaint in that Court. On January 19, 2007, the Trustee filed a motion for summary judgment along with supporting documentation, and on February 16, 2007, we filed our response to the Trustee’s motion for summary judgment and cross-moved for summary judgment in our favor.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to us as of the date hereof, and, subject to any applicable law to the contrary, we assume no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of: June 25, 2009

PAR PHARMACEUTICAL COMPANIES, INC.
(Registrant)

/s/ Thomas J. Haughey
Thomas J. Haughey, Executive Vice President,
Chief Administration Officer and General Counsel